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                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated June 18, 1996, accompanying the consolidated financial statements included in the Annual Report of AVIC Group International, Inc. on Form 10-KSB for the fiscal year ended March 31, 1996. We hereby consent to the incorporation by reference of said report in the Registration Statement of AVIC Group International, Inc. on Form S-8.



SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
May 2, 1997